As filed with the Securities and Exchange
Commission on December 12, 2013

Registration No. 333-190788

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.
(Name of small business issuer in its charter)

Delaware	2080	46-2552550
(State or other	(Primary Standard	(IRS Employer
Jurisdiction of	Industrial	Identification No.)
Incorporation)	Classification
Code)

1311 Jackson Avenue, Suite 5D
Long Island City, NY 11101
(516) 867-8383
(Address and telephone number of registrant's Principal
Executive Offices and Principal Place of Business and Agent for Service)

Resident Agents, Inc.
1521 Concord Pike, #303
Wilmington, Delaware 19803
(302) 288-0684
(Registered Agent
Address and Phone Number)

With copies communicated to:

Jerry Gruenbaum, Esq.
116 Court Street, Suite 707
New Haven, CT 06511
Phone: 203-687-3222
Fax: 203-823-9343
(SEC Attorney
Address, phone and fax)

and

Joseph R. Sanchez, Esq.
295 Northern Blvd., Suite 301
Great Neck, NY 11021
Phone: 516-417-8525
Fax: 516-977-3020

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ◻
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	◻	Accelerated Filer	◻
Non-accelerated Filer	◻	Smaller reporting company	⌧
(Do not check if a smaller reporting company)

i

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(1)
Common Stock for sale by us	2,000,000	$0.25	$500,000	$68.20
Total	2,000,000	$0.25	$500,000	$68.20

(1) There is no current market for the securities being sold. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. The Registrant is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange

Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Subject to Completion Dated ______________, 2013

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

2,000,000 Shares of
Common Stock

This prospectus relates to the offing and sale of a maximum  of 2,000,000 shares of common stock by our Company which we are offering on a direct basis at a price of $0.25 per share.

There is no minimum offering and there is no minimum number of shares required to be sold. The offering period will end one hundred eighty (180) days from the effective date of this prospectus but may also be terminated sooner in our sole discretion. Our direct offering shares will be offered and sold on a self-underwritten, best-efforts basis through our officers and directors. Our direct offering shares will be sold at a fixed price of $0.25 per share throughout the offering period. There are no arrangements to place the funds we raise in an escrow, trust or similar account. All proceeds from our direct offering shares will go to us. No assurance can be given that we will be able to sell any of our direct offered shares.

We are an emerging growth company and are electing to extend our transition period for meeting new or revised accounting standards. The term ‘emerging growth company’ means an issuer that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. An issuer that is an emerging growth company as of the first day of that fiscal year shall continue to be deemed an emerging growth company until the earliest of –

(A)
The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)
The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(D)	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As a result of being an emerging growth company, we will be disclosing financial information that will be less complete than those of companies meeting the higher accounting standards. As such, investors will not have access to the same level of financial disclosure as they would in companies meeting the higher accounting standards. Accordingly, this lower level of financial disclosure may adversely affect an investor’s availability to gain an accurate view of the Company’s financial situation in order to make a fully informed investment decision. The company will base its emerging growth status at the end of the fiscal year that is five years after the first sale of shares pursuant to their registration statement.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our President will be solely responsible for selling shares under this offering and no commission will be paid on any sales. Our President intends to offer our shares to friends, family members, and business acquaintances for a period of 18 months from the effective date of this prospectus.  In offering the securities on our behalf, our sole Officer will rely on safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We do not have any arrangements to place the funds received from our offering of 2,000,000 shares of common stock in an escrow, trust, or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market.  We have arbitrarily determined the offering price of $0.25 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 7 before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to company (2)
Per Share	$0.25	None	$0.25
Total Offering	$500,000	None	$500,000

(1) Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our directly offered shares. As of the date of this prospectus we do not have any underwriting agreements.

(2) Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $10,000 including legal and accounting fees and printing costs.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  For a description of the plan of distribution of these shares, please see page 12 of this prospectus.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 4 to read about certain risks you should consider carefully before buying our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2013

The following table of contents has been designed to help you find information contained in this prospectus.

We encourage you to read the entire prospectus.

TABLE OF CONTENTS

SUMMARY OF OUR OFFERING	1
RISK FACTORS	4
RISKS RELATING TO OUR BUSINESS	4
RISKS RELATED TO OUR COMMON STOCK	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	8
DETERMINATION OF OFFERING PRICE	8
DILUTION	9
PLAN OF DISTRIBUTION	9
DESCRIPTION OF SECURITIES	14
INTERESTS OF NAMED EXPERTS AND COUNSEL	16
DESCRIPTION OF BUSINESS	17
DESCRIPTION OF PROPERTY	23
LEGAL PROCEEDINGS	23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
OFF-BALANCE SHEET ARRANGEMENTS	26
EXECUTIVE COMPENSATION	26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	29
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	29
FINANCIAL STATEMENTS	30

v

SUMMARY OF OUR OFFERING

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results

PART I

Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “HIDA,” “Company,” “we,” “us” and “our” refer to Hispanica International Delights of America, Inc.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information that is contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Except as otherwise indicated, market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information.

Our Business

Hispanica International Delights of America, Inc. (the “Company” or “HIDA”) was incorporated on April 15, 2013 and is a Delaware company with the intention of entering the North American food and beverage distribution market with a focus on traditional Hispanic and ethnic inspired food and beverages. As of the date on the financial statements the company has not conducted any business or generated and sales.

Our principal executive offices are located at 1311 Jackson Avenue, Suite 5D, Long Island City, NY 11101 and our telephone number is (516) 867-8383.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN ‘EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 7 of this prospectus.

Our Company is a development stage company and currently has no revenues. Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.” See Risk Factors” on page 4.

Our Financial Situation

Since inception the Company has experienced losses.  Our financial statements for the period ended May 31, 2013 were prepared using the accrual basis of accounting under which revenues are recognized when earned and available as current assets and expenditures are generally recognized when the related liability is incurred for the goods or services received.

Recent Developments

Our Offering

This prospectus relates to the sale of a total of 2,000,000 shares of our common stock. Upon the effective date of this registration statement, up to 2,000,000 shares may be sold by the Company with no minimum to be sold at a fixed price of $0.25 per share. We will receive all of the proceeds from the sale of our shares at $0.25 per share. We will bear all expenses of the registration incurred in connection with this offering.

Our Business Objectives

The Company intends to distribute,  acquire and or license potential leading Hispanic and Ethnic brands in America that can be nationally recognized among the U.S. Hispanic and Ethnic populations, for quality food and beverages. The brands distributed emulate the flavors, which have been known for generations among the Hispanic and Ethnic peoples, but that are just now being reintroduced to the mass market. We are dedicated to building long-term relationships with end-consumers through superior products and high quality packaging. The Company’s goal is to maintain a rapid growth rate, and become profitable through building its portfolio of distribution agreements. The company has entered into a distribution agreement with GRAN NEVADA Beverage, Inc. Please see exhibits for copy of the agreement. Our core business objectives are as follows:

·        Define and become the leader in the Hispanic (and Ethnic) food and beverage market in the United States of America.

·        Maximize profits by selling products with the highest possible margin.

·        Expand the consumer base to non-Hispanics by positioning non-alcoholic, beverage brands as an alternative and healthier option to cola.

In order to generate revenues, we must do the following:

1.        The Company must obtain distribution agreements for the Hispanic and Ethnic inspired foods and beverages industry, and develop distribution channels for brands with which it has agreements.

2.          Continually develop and implement a marketing and advertising plan: In order to promote and establish a public presence for its brands.  We may seek to acquire assets such as routes, vehicles and personnel that will help build the Company's distribution network within the Hispanic and ethic food market. We intend to continuously generate awareness of our products through the implementation of multiple marketing platforms including strategic in store samplings and tastings.

3.        Create customer loyalty: The Company recognizes that the Hispanic population is not homogenous, and that each segment of the population is loyal to brands that best recreate the nostalgic essence of foods and drinks from their native countries. We are focused on bringing these traditional flavors to all Americans for the purpose of establishing customer loyalty, and maintaining the attributes that made each brand successful.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from HIDA’s financial statements. The data should be read in conjunction with the financial statements and the related notes thereto as well as the “Management’s Discussion and Plan of Operation” included elsewhere in this Prospectus.

Balance Sheet Data

	August 31, 2013	May 31, 2013

	(Unaudited)
ASSETS
Cash	$19,209	$15,200
Inventory	$28,480	$-
Total Current Assets	$47,689	$15,200
Total Assets	$47,689	$15,200

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$783	$2,023
Loan Payable - Related Party	$-	$7,500
Total Current Liabilities	$783	$9,523

STOCKHOLDERS' EQUITY
Series A Preferred Stock; $0.001 par value; 10,000,000 shares authorized; 1,000,000 shares issued and outstanding, respectively
	$1,000	$1,000
Common Stock; $0.001 par value; 100,000,000 shares authorized; 10,237,500 and 9,200,000 shares issued and outstanding
	$10,238	$9,200
Additional Paid-in Capital	$97,222	$35,510
Deficit Accumulated During the Development Stage	$(61,504)	$(26,273)
Total Stockholders' Equity	$46,906	$5,677

Total Liabilities and Stockholders' Equity	$47,689	$15,200

Statements of Operations Data

	For the Three Months Ended August 31, 2013	From April 15, 2013 (Inception) to May 31, 2013
	(Unaudited)

Revenues	$-	$-

Operating Expenses	$35,222	$26,250

Earnings (Loss)	$(35,231)	$(26,273)

Basic and Diluted Weighted Average Number of Shares of Common Stock Outstanding	9,309,553	6,835,000

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR BUSINESS

We are a development stage company with no operating history and have maintained losses since inception, which we expect to continue into the future.

We are a newly organized development stage company incorporated on April 15, 2013 and have very limited operations. We have not realized any revenues to date. Our business is in the business of distribution of Hispanic and ethnic packaged foods and beverages. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to August 31, 2013 is $61,504.  If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

We will require financing to implement our full Plan of Operation and our inability to obtain such financing could prohibit us from executing our business plan and cause us to cease operations.

We will need to raise funds through public or private debt or sale of equity to implement our Plan of Operation. If our Offering is unsuccessful, we may need to resort to alternative means of financing cover expenses as they arise in the future. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

Since our  officers currently work without compensation our current cash of $19,209 should be sufficient to cover our operating expenses through December 2014. However, we will need to generate revenues and/ obtain additional funds in order to maintain and expand our operations or deal with any unexpected expenses as they arise. We require funding to acquire inventory to generate revenues. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plan of operations. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, David Aronson, CPA, PA state in their audit report, August 15, 2013 and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our services gains significant popularity. Our only source of funds to date has been the sale of our common stock. Because we cannot currently assure anyone that we will be able to generate enough interest in our services, or that we will be able to generate any significant revenues or income, the identification of new sources of equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures. If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our own that actively manage and grow their own distribution network. These competitors may maintain significantly larger resources, personnel and distribution channels as well as retail customer base that better satisfy our prospective clients’ needs. Additionally, this industry has minim barriers to entry and as a result there are no assurances that the Company will not face increased competition in the future.

We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of those advances.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have no    employees, but we depend    primarily on Fernando Oswaldo Leonzo and Robert Gunther    for our operations. The loss of either Mr. Leonzo or Mr. Gunther would have a substantial negative effect on our company and may cause our business to fail. Neither Mr. Leonzo nor Mr. Gunther have been compensated for their services since our incorporation, and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Leonzo’ or Mr. Gunther's services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on Fernando Oswaldo Leonzo and do not anticipate entering into employment agreements with him or acquiring key person insurance in the foreseeable future.

If our computer system is ineffective, our business would be damaged

The Company’s business relies on the successful operation of the computer systems maintained at its offices. The company’s database and other information are backed up, and the computer system has protection against threats. However, there is no assurance that a physical or electronic threat will not disable the company’s computer system. Such a development would represent a substantial risk to our continued operation.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our President, Fernando Oswaldo Leonzo, and our Treasurer, Robert Gunther, lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Neither Mr. Leonzo nor Mr. Gunther have ever been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our Company.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation  in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We are seeking additional financing to initiate distribution    of Hispanic and Ethnic food and beverage products. If we are unable to obtain funding when needed, our business may not grow

We need additional capital to purchase finished goods it will distribute and to expand into new, industry related opportunities. The Company seeks to obtain additional funds of at least $125,000 within the first six months of 2014.The existing operations are minimal yet still require financing. Expenditures include salaries, rents, warehousing expenses, fuel costs, phone, and other general operating expenses associated with the intended selling and distribution of products. We will be required to fund growth through the sale of equity shares and will not be able to generate revenue if we are unsuccessful in selling such shares. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue to grow our existing business and operations.

If we are unable to establish and maintain relationships with our targeted customer base, we would not be able to continue with operations

We intend to establish strong relationships with our retailer customer base by offering high quality products through a marketing plan designed to create brand loyalty. There is intense competition f these relationships and we may not be able to attract and retain these relationships in light of competitors with larger budgets and pre-existing relationships. If we cannot successfully secure these relationships, our business would be adversely affected and any investment made into the Company could be lost in its entirety.

Our success is dependent on our officers and directors to properly manage the Company and their loss or unavailability could cause the business to fail

We are heavily dependent on the personal efforts, experience and abilities of our Officers and Directors. They have been and continue to expect to be able to commit full time to the continuing development of the Company’s business plan. The loss or unavailability of their services would have a materially adverse effect on our business prospects and potential earning capacity. We do n currently carry any insurance to compensate for any such loss.

As a result of becoming a reporting company, our expenses will increase significantly

As a result of becoming a reporting company whose shares are registered pursuant to the Securities Act of 1933, as amended, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officer, ongoing public company expenses, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act. These increased expenses may negatively impact our ability to become profitable.

Changing and unpredictable market conditions may impact the demand for our products

There can be no guarantee that current demand for our programs will continue. There are several other companies currently offering similar products and if these companies are successful in developing new marketing programs, our marketing programs may become obsolete and undesirable in the marketplace. In such a scenario, our current products may become less desirable by our intended customer base.

RISKS RELATED TO OUR COMMON STOCK

We are controlled by current officers, directors and principal stockholders

Our officers and directors and principal founding stockholders beneficially own approximately 42% of the outstanding shares of our common stock. There are 4.4 million common shares and 1 million preferred shares held by Fernando Oswaldo Leonzo (Chairman & CEO), Robert Gunther (Treasurer, Vice President & Director), and Jerry Gruenbaum (CLO, Secretary & Director).  If the full amount of common shares offered through this registration statement is subscribed for, our officers and directors and founding shareholders would control 35% of the issued and outstanding common stock. In addition, our controlling shareholders have 1 million shares of Series A preferred shares which provide 50 votes per share on all corporate actions. So long as our officers and directors and principal founding stockholders control a majority of our fully diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

If you purchase shares in this offering, you will experience immediate and substantial dilution

The $0.25 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.   Please see section titled "Dilution" on page 13 for more specific details on the dilution you may experience.

	Pre-Offering	Offering	Post Offering

Offering Price Per Share	$0.25	$0.25	$0.25

Estimated expenses of offering	$15,000.00	$0.00	$0.00

Tangible assets	$47,689.00	$500,000.00	$547,689.00

Liabilities	$783.00	$0.00	$783.00

Tangible net worth	$46,906.00	$500,000.00	$546,906.00

Outstanding shares	10,237,500	2,000,000	12,237,500

Book value per share	$0.00458	$0.25	$0.04469

Dilution to investors	-	-	$0.20531

Increase to pre-offering shareholders	$0.04011	-	-

Our shareholders may not be able to resell their stock due to a lack of public trading market.

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon completion of this offering.  However, there can be no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share process and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

•  Potential investors’ anticipated feeling regarding our results of operations;

•  Increased competition;

•  Our ability or inability to generate future revenues; and

•  Market acceptance of the Company's distributed products.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”. A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.” In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $5,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Investors that need to rely on dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. At present, there are 10,237,500 issued and outstanding shares of common stock. Our Bo of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our shareholders. Consequently, the shareholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 2,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 2,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of Hispanica International Delight, Inc.

We may be subject to Section 203 of the Delaware General Corporation Law“(DGCL”), an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the time the person became an interested shareholder, unless the business combination or the acquisition of shares that resulted in a shareholder becoming an interested shareholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our shareholders.

For purposes of Delaware law, an “interested shareholder” is any person who that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and the affiliates and associates of such person; provided, however, that the term “interested shareholder” shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested shareholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested shareholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested shareholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company’s management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management “estimates,” “expects,” “anticipates,” “plans,” “believes,” “projects,” “continues,” “may,” “could,” or “would” or statements concerning “potential” or “opportunity” or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to- time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

USE OF PROCEEDS

The net proceeds from the sale of the shares of common stock offered by us will be up to $500,000, less any expenses associated with the cost of raising such funds, based on a public offering price of $0.25 per share. All funds raised in the offering of our shares will immediately be available to us.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company:

	Current	If 25% of offering	If 50% of offering	If 75% of offering	If 100% of offering
		complete (1)	complete (2)	complete (3)	complete (4)
Proceeds from Offering		$125,000	$250,000	$375,000	$500,000
% of Offering Complete		25%	50%	75%	100%
Shares Sold (Up to 2MM Offered)		500,000	1,000,000	1,500,000	2,000,000
Pre-Offering Shares Outstanding	10,237,500	10,237,500	10,237,500	10,237,500	10,237,500
Post Offering Shares Outstanding	-	10,737,500	11,237,500	11,737,500	12,237,500
New Investor Ownership		5%	9%	13%	16%
Investor Ownership per 100k Shares		0.93%	0.89%	0.85%	0.82%
Management	4,300,000	4,300,000	4,300,000	4,300,000	4,300,000
Management %	42%	40%	38%	37%	35%

(1) In the event the Company raises $125,000, $25,000 will be allocated to General and Administrative Expenses and $100,000 will be allocated to Inventory.

(2) In the event the Company raises $250,000, $50,000 will be allocated to General and Administrative Expenses, $200,000 will be allocated to inventory ~~.~~

(3) In the event the company raises $375,000 the use of proceeds set forth in (2) will apply and the additional $125,000 will be allocated for operating costs associated with the distributor acquisition.

(4) In the event the Company raises $500,000, the use of proceeds set forth in (3) will apply and the balance of $125,000 will be allocated to Working Capital which will be utilized in management’s discretion for general business operations.

	If 25% is raised	If 50% is raised	If 75% is raised	If 100% is raised
Capital Contributions	$125,000	$250,000	$375,000	$500,000
a) Administrative	$25,000	$50,000	$75,000	$100,000
b) Inventory	$100,000	$200,000	$200,000	$200,000
c) Capital Expenditure			$100,000	$200,000
a) Administrative includes key administrative duties, sales, and design (graphics) personnel.
b) Inventory is food and beverage product
c) Capital expenditures includes the purchasing of distribution assets such as vehicles, routes, and warehouse space/fixtures

The above figures represent only estimated costs.

Any funds we raise from our offering of 2,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We will not maintain an escrow, trust, or similar account for the receipt of proceeds from the sale of our shares.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and ta possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

If necessary Fernando Oswaldo Leonzo, Our Chairman & CEO has verbally agreed to loan the company funds to cover the costs of our quarterly and annual reporting and filing requirements, but we will require full funding to implement our complete plan of operation (See the “Plan of Operation” section of this prospectus). Such loan would have no term, be payable upon demand and have no interest rate. In the event that our Offering fails Fernando Oswaldo Leonzo, has agreed to continue providing us the use of our current office space, and access to telephone and internet service free charge. Additionally, if our Offering is unsuccessful, our CEO, Fernando Oswaldo Leonzo, and our Treasurer, Robert Gunther, have verbally committed to continuing their roles as Officers without compensation until such time as the Company generates sufficient revenues to warrant providing them with salaries.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders. All shares are on a post-split basis.

The price of the current offering is fixed at $0.25 per share. This price is significantly higher than the price paid by other investors for common equity since the Company’s inception on April 15, 2013. Hampton Bridge Advisors received 250,000 shares of common stock, with a par value of $0.001, from the Company on April 25, 2013, for $0.002 per share. Hampton Bridge Advisors also received 125,000 shares of common stock, with a par value of $0.001, from the Company on August 15, 2013, for $0.032 per share.

Trident Merchant Group also received 200,000 shares of common stock, with a par value of $0.001, from the Company on May 15, 2013, for $0.02375 per share. Trident Merchant Group received an additional 350,000 shares of common stock, with a par value of $0.001, from the Company on August 15, 2013, for $0.032 per share.

Sepod received 250,000 shares of common stock, with a par value of $0.001, from the Company on April 25, 2013, for $0.002 per share.

Other investors received 9,062,500 shares of common stock, with a par value of $0.001, from the Company on April 25, 2013, for $0.002 per share.

As of August 15, 2013, the net tangible book value of our shares of common stock was $46,906 or approximately $0.00458 per share based upon 10,237,500 sharesoutstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 12,237,500 shares to be outstanding will be $547,689 or approximately $.04469 per share. The net tangible book value per share prior to the offering is $0.00458. The net tangible book value of the shares held by our existing stockholders will be increased by $.04011 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $.20531 from $.25per share to $.04469 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 16.3% of the total number of shares then outstanding for which they will have made cash investment of $500,000, or $0.25 per share. Our existing stockholders will own 83.7% of the total number of shares then outstanding.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 11,737,500 shares to be outstanding will be $421,906, or approximately $.0359 per share. The net tangible book value per share prior to the offering is $.00458. The net tangible book value of the shares held by our existing stockholders will be increased by $.0314 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.25 per share to $.0359 per share.

After completion of this offering investors in the offering will own approximately 12.8% of the total number of shares then outstanding for which they will have made cash investment of $375,000, or $0.25 per share. Our existing stockholder will own approximately 87.2% of the total number of shares then outstanding.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 11,237,500 shares to be outstanding will be $296,906, or approximately $.0264 per share. The net tangible book value per share prior to the offering is $.00458. The net tangible book value of the shares held by our existing stockholders will be increased by $.0218 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.25 per share to $.0264 per share.

After completion of this offering investors in the offering will own approximately 8.9% of the total number of shares then outstanding for which they will have made cash investment of $250,000, or $0.25 per share. Our existing stockholder will own approximately 91.1% of the total number of shares then outstanding.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 10,737,500 shares to be outstanding will be $171,906 or approximately $.016 per share. The net tangible book value per share prior to the offering is $.00458. The net tangible book value of the shares held by our existing stockholders will be increased by $.0114 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.25 per share to $.016 per share.

After completion of this offering investors in the offering will own 4.7% of the total number of shares then outstanding for which they will have made cash investmentof $125,000, or $0.25 per share. Our existing stockholders will own 95.3% of the total number of shares then outstanding.

Price per share	$0.25
Net tangible book value per share before offering	$0.005
Potential gain to existing shareholders	500,000
Net tangible book value per share after offering	$0.045
Increase to present shareholders in net tangible book value per share after offering	$0.045
Capital contributions	$0.00
Number of shares outstanding before the offering	10,237,500
Number of shares after offering held by existing shareholders	10,237,500
Percentage of ownership after offering	83.7%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.25
Dilution per share	$0.2053
Capital contributions	$500,000.00
Post Offering Net Tangible Book Value	$546,906
Percentage of capital contributions	100
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	16.3%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.25
Dilution per share	$0.2141
Capital contributions	$375,000.00
Post Offering Net Tangible Book Value	$421,906
Percentage of capital contributions	100
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	12.8%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.25
Dilution per share	$0.2236
Capital contributions	$250,000.00
Post Offering Net Tangible Book Value	$296,906
Percentage of capital contributions	100
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	8.9%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.25
Dilution per share	$0.2340
Capital contributions	$125,000.00
Percentage of capital contributions	$171,906
Percentage of capital contributions	100
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	4.7%

PLAN OF DISTRIBUTION

Sales of Shares by Our Company

The Company plans to offer for sale on self-underwritten, best efforts, no minimum basis 2,000,000 common shares at a fixed price of $0.25 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The offering will be for a period of 180 days from the effective date of this prospectus or terminated sooner at our sole discretion.

Currently, we plan to sell the shares in our Company’s offering through solicitations made by our officers and directors; they will not receive any commission from the sale of any shares. They do not intend to make any general advertisements. The officers and directors intend to utilize their personal network of contacts to solicit purchases of the common stock. They do not intend to utilize any materials other than the registration statement and prospectus contained therein in connection with any offers or sales of securities. The officers and directors will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the “Act”) in reliance upon Rule 3a4-1. Rule -31a4sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. These conditions are as follows:

The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; The person is not, at the time of his participation, an associated person of a broker-dealer; and

The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling an offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) (iii) of the Act, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.. Our officers and directors have not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of the Act.

Our Company’s officers and directors do not intend to purchase shares in this offering. Previously Fernando Leonzo purchased 3,500,000 shares for $7000 for an effective cost of $0.002 per share. Jerry Gruenbaum purchased 200,000 shares for $400 or $0.002 per share. Robert Gunther purchased, 600,000 shares for $1,200 or $0.002 per share. This compares to a current offering price of $0.25.

We are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 10b-5 and insofar as we, under certain circumstances, may be a distribution participant under Regulation M. As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Note that Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

The direct offering of our shares will start on the effective date of this prospectus and continue for a period of up to 180 days unless earlier terminated at our sole discretion. Our direct offering will commence on the date the Securities and Exchange Commission declares this registration statement effective. After the declaration of effectiveness, if you decide to subscribe for any shares in this offering, you must do the following:

1. execute and deliver a subscription agreement; and

2. deliver a check or US$ denominated funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “Hispanica International Delights of America, Inc.”

If an underwriter is used in the resale of the shares, the Company will file a post-effective amendment to disclose the name of the underwriter and the material terms of any agreement.

We reserve the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from any rejected subscriptions will be returned immediately by us to the subscriber, without deductions. Any incidental interest on a returned subscription will also be submitted to the rejected subscriber with a statement of calculation thereof based upon interest paid by our bank. Subscriptions for securities will be accepted or rejected within five business days after receipt by us.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF SECURITIES

We have 10,237,500 shares of our common stock issued and outstanding subsequent to a 1 for 2 reverse split effected on August 1, 2013. The reverse split occurred subsequent to the date of the financial statements included in this registration statement. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $0.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available. Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights.

Preemptive Rights

No holder of any shares of Hispanica International Delights of America’s stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock authorized at $0.001 per share. As of the date hereof, the Company has issued 1,000,000 shares of Series A Preferred pursuant to Consulting Agreement between the Company and the Company’s founders. The Company's founders are Fernando Oswaldo Leonzo, Robert Gunther, and Jerry Gruenbaum. Each preferred share has 50 votes per share on all corporate matters.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Delaware corporate law, our articles of incorporation and our bylaws. Certain provisions of the General Corporation Law of Delaware may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Delaware law.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Transfer Agent

Our transfer agent is Signature Stock Transfer, Inc. located at 2632 Coachlight Court, Plano Texas 75093. Telephone (972) 612-4120.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or  principal underwriter, voting trustee, director, officer, or employee.

The law office of Joseph R. Sanchez, Esquire, an independent legal counsel, has provided an opinion and consent on the validity of Hispanica International Delights of America issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by David A. Aronson, CPA, P.A. to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Background

Hispanica International Delights of America, Inc. (“HIDA”) is a Delaware corporation and is a development stage business which has commenced initial operations pursuant to a non-exclusive distribution agreement with Gran Nevada Beverage, Inc. (“GN”).

Currently, the Company has three directors who have assumed responsibility for all planning, development and operational duties and will continue to do so throughout the beginning stages of the

Company. Although there are no employees at this time, we do anticipate hiring them as the need arises.

HIDA has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, HIDA has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. HIDA is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

HIDA currently has no intention to engage in a merger with an unidentified company.  We may pursue strategic acquisitions of additional branded products that complement our current business mod within the beverage and food industry which may allow us to expand our operations on a national basis.

HIDA’s fiscal year end is May 31.

Business of Issuer

Hispanica International Delights of America, Inc. (the “Company” or “HIDA”) is a Delaware company that will engage in the business of Hispanic and Ethnic Packaged Foods Distribution. The company has entered into a distribution agreement with Gran Nevada Beverage, Inc. (“Gran Nevada”). Pursuant to the non-exclusive distribution agreement, the Company has the right to distribute Gran Nevada products in North America. Gran Nevada will continue to service its current distribution network of Ethnic Grocer Distributors while HIDA will focus on Beverage and Snack Foods DSD channels primarily in Texas and California. The Gran Nevada brand products have focused its product sales on the Hispanic market which represents the largest growing segment of the U.S. population. We have never earned any revenues to date, and Gran Nevada's revenues are not indicative of our current or future revenue.

Our principal executive offices are located at 1311 Jackson Avenue, Suite 5D, Long Island City, NY 11101 and our telephone number is (516) 867-8383.

The Market

The expanding appetite for Latino cuisine among non-Hispanic Americans, combined with the rapid increase in the U.S.’s Hispanic population, will be a boom for the $7 billion Hispanic food and beverage market in 2010, helping to drive sales to $10 billion in 2014, according to Hispanic Food and Beverages in the U.S.: Market and Consumer Trends in Latino Cuisine, 4th Edition, the latest market research study by publisher Packaged Facts.1 This is a compound annual growth rate (CAGR) of 9.33%.

1 http://www.hispanicprblog.com/hispanic-market-white-papers-research/hispanic-food-and-beverages-in-the-u-s -market-and-consumer-trends-in-latino-cuisine-4th-edition-market-report-released.html

Along with population growth, buying power within the Hispanic population is expected to increase significantly in the next four to five years. Packaged Facts projects that the buying power of Latinos will reach $1.3 trillion in 2013, up from $984 billion in 2008, representing a CAGR of 5.73% and a cumulative growth rate of 31%. In addition, Hispanic shoppers spend more than other groups on food consumed at home, due to the importance of family mealtime and larger family units.

•          The $7 billion Hispanic food market is expected to reach $10 billion by 2014

•          In addition to sales, the buying power within the Hispanic population is expected to reach $1.3 trillion in 2013, up from $984 million in 2008, an increase of 31%

•          Hispanic shoppers spend significantly more on foods consumed at home due to larger family units and an emphasis on the importance of family mealtime.

• The three “groups” of products—Authentic Mexican, Nuevo Latino and Mainstream Mexican are all expected to see sale growth. However, the most significant growth is predicted to be non-Hispanic consumption in the Authentic Mexican and Nuevo Latino categories. Whereas some traditional drinks of South America like Yerba Mate lack desirability to mainstream, Gran Nevada has formulated its beverages to have a certain wide mass appeal.

Packaged Facts foodservice coverage focuses on outlets that are owned and operated or founded by immigrants from Latin American countries or Hispanic-Americans and which feature exclusively or predominantly Hispanic menus. The report also includes coverage of the expanding presence of Hispanic foods and beverages in traditional American foodservice outlets.

Demographic Trends

Hispanics accounted for more than half of the U.S. population increase over the last decade, exceeding estimates in most states, reported the Associated Press March 24, 2011. “Pulled by migration to the Sun Belt, America’s population center edged westward on a historic path to leave the Midwest.”

Market Trends

Hispanic foods and beverages achieved sales close to $7 billion in 2009, according to “Hispanic Food and Beverages in the U.S.: Market and Consumer Trends in Latino Cuisine, 4th Edition.” This represented an increase of 28.7% from $5.4 billion in 2005. Analysts predict continued aggressive growth through 2014, with sales projected to top $9.5 billion in 2014.

The U.S. population of Hispanic consumers wields a formidable combination of fiscal optimism and buying power in excess of $1 trillion, making progressively more acculturated Latinos a demographic capable of shaping the nation’s future economic and marketing trajectory, according to a new report, “Latino Shoppers: Demographic Patterns and Spending Trends Among Hispanic Americans, 8th Edition,” by Packaged Facts. Hispanic buying power is projected to reach $1.3 trillion in 2015, a cumulative increase of around 25%.

The U.S. refreshment beverage market grew by 1.2% in 2010, based on preliminary data from Beverage Marketing Corporation. This represented a significant improvement from the back-to-back declines of the previous two years. Just as the weakened economy hampered beverages’ performance in 2008 and 2009, improved conditions contributed to their rebound. Total liquid refreshment beverage volume exceeded 29 billion gallons in 2010.

Market Segmentation

Packaged Facts separates the Hispanic food and beverage market into three segments:

•        Mainstream Mexican (tortillas, salsa, tacos, burritos, nachos, refried beans, Tex-Mex cuisine, and other products that have become part of the American culture);

•        Authentic Hispanic (products either imported from Hispanic countries to the U.S. or products made domestically that use traditional recipes); and

•        Nuevo Latino (products with south-of-the border flair, including traditional American foods made with Hispanic ingredients, as well as unique new creations that melt a variety of Hispanic flavors and food traditions).

In particular, Authentic Hispanic and Nuevo Latino are garnering substantial salves boosts from America’s population of adventurous food enthusiasts known as “foodies.” The demand has caused new Hispanic food products to be produced by manufacturers seeking to increase variety to meet the American appetite for new and different options. Foodservice operators are also creating innovative and exciting dishes to keep up with consumer demand.

“All three segments of Hispanic food are becoming increasingly available throughout the U.S. due to expanded distribution through both retail and foodservice outlets and expanded awareness of these products as a result of mass communications on television and the Internet about Hispanic foods and cooking techniques,” says Don Montuori, publisher of Packaged Facts.

Mexicans are by far the largest Hispanic-origin population in the U.S., accounting for nearly two thirds (64%) of the U.S. Hispanic population in 2012. It is a “powerhouse consumer demographic.” A record 33.7 million Hispanics of Mexican origin resided in the U.S. in 2012, according to an analysis of Census Bureau data by Pew Research Center. HIDA is responding to this by creating product lines that are in the highest demand by this demographic.

The US census reported the number of Hispanics grew to 52 million as of 2011, making people of Hispanic origin the nations’ largest race or ethnic minority. The projected Hispanic population of the

United States is projected to reach 102.6 million on July 1, 2050. According to this projection, Hispanics will constitute 24 percent of the nation’s total population on that date.

HIDA’s sales may increase from the acquisitions of assets, such as Established Delivery Routes, Vehicles, Sales Personnel, and Distribution Agreements of other Packaged Food Brands which will increase its channels of distribution after financing. HIDA has a Letter of Intent (LOI) to acquire the assets from a company called Pacific Pride Bakery Dist. in Van Nuys, California. Pacific Pride is the “distribution” for third party bread brands into retail and institutional accounts (i.e. schools and municipalities). There can be no assurances this transaction will be complete.

Our Products

The first offline of products IITDA will distribute will be a line of beverages called Gran Nevada. We have signed  a non-exclusive agreement to distribute all products from Gran Nevada  Beverage, Inc. As of October 5, 2013, Gran Nevada had eight (8) SKUs. It has a line of all natural drinks  that are manufactured in North America.

The Gran Nevada products to be distributed are all natural, not from  concentrate, preservative-free Aguas  Frescas (Mexican Horchata, Horchata de Morro, Tamarindo, Hibiscus, Mango, Guava, Pineapple, and Limeade). These products are geared  towards  the Hispanic market, but may appeal  to almost  any palate.

IITDA continues to seek distribution agreements with other brands in North America.

Business Growth Objectives

HIDA intends to consolidate food and beverage brands into a single distribution entity designed for retailers targeting Hispanic consumers and other demographics with a growing appreciation for Latin American cuisine. Brands sought by HIDA are primarily engaged in the business of developing, manufacturing, marketing and selling unique, premium, non-alcoholic beverages as well as all natural food products that    targeted toward Hispanic and ethnic-neutral consumers.

The potential success of a product focused on a certain ethnic demographic can be demonstrated with Greek yogurt. It had always been around only in “ethnic” supermarkets. On March 16, 2012, the Chicago Tribune reported “In each of the last three years, sales of Greek yogurt have surged more than 100 percent, while non-Greek yogurt has grown at a single-digit pace, according to consumer data tracker Nielsen.” In 2011, Greek yogurt accounted for 20 percent of total yogurt sales, according to market researcher SymphonyIRI.

This is exactly what Vita Coco has done in the coconut water category under the emphasis of functional food. HIDA’s hibiscus distributed product also has a “functional food story.” HIDA is aiming to replicate the success of some of the great food and beverage product introductions by capitalizing on the shift from distributing with only ethnic grocers to “mainstream” beverage, snack foods, and all natural food retailers.

The Company’s success not only depends on distribution but also the product flavors, blends, tastes and the quality of ingredients, in addition to the Company’s ability to control input costs, manufacturing expense and deliver a consistent product.

Strategies

1.   Identify, research, evaluate, and negotiate for a controlling position in a distributorship with established sales between $1.2M-$1.8M.

2.   Cross market brands between distribution channels.

3. Enhance marketing of beverages in a ready-to-drink mode. Many of the Hispanic beverages are sold as flavored powders, which are mixed with milk or water to prepare a drink. However in the US there has been a trend toward completely prepared foods and ready-to-drink beverages; this is particularly true of younger consumers. The Hispanic population tends to be younger than the general population.

4.        Marketing beverages that require no refrigeration. This allows HIDA’s brands to be stocked anywhere in a store, rather than needing to be in the refrigerated section.

5.        Setting retail price points at levels which are competitive with competing drinks

6.        Selling directly to retail POS through wholly owned distributors and to distributors that already sell products to the Hispanic market.

7.        Supporting product introduction at significant retail outlets with temporary in-store personnel displaying the HIDA brands and offering “tastings.”

8.        Point-of-sale promotional materials, signs on vehicles, and on t-shirts for in-store demonstration personnel and consumer sales.

Marketing Strategy

Ser Padres, a magazine distributed to over 3.4 million Spanish speaking Latinos, dedicates 20% of its editorial space to food. There is no category larger.

Food services and drinking places spend about 2.26% of revenue on advertising. On average, across all industries businesses spend about 3% of revenue on advertising. In some cases, the Company may associate its products with icon entertainers, sports figures, celebrities and destinations to improve the effectiveness of its marketing efforts.

The Company expects that its products will have crossover appeal with different ethnic groups, particularly the Asian-American community. This is not surprising, as Asians own many of the medium-size grocers in the Hispanic communities.

The milk industry spent just two cents per gallon on advertising in 2002, while soft drinks spent four cents a gallon, and sports drinks spent 17 cents a gallon. These ratios are not expected to be significantly different today. Bottled water spends just 1 cent per gallon, according to MilkDelivers.org.

In the 2009 Mercury Media Hispanic Index ™, brands that allocated, on average, 24% of their media spend to a separate and unique Hispanic campaign, saw their overall sales revenue increase by an average of 47% and their revenue net of media spend grow by 71%. The decision to target Hispanics is not a zero sum allocation, reports Mercury Media.

HIDA, as a distributor of ethnic foods and beverages will allocate to marketing and advertising the industry norm, in regards to the percentage of sales for each category products it markets, sells, and distributes. In the case of the beverage line it carries- it will base the percentage both in terms of a percentage of sales and in cents per gallons to stay within the guidelines of the sub segments of the beverage industry as a whole. Also as a distributor the budget set aside for advertising and marketing will be for widespread use of “in-store demos,” in which the Company’s brand gives samples support to store customers. Consumers are attracted to the health benefits of hibiscus and nectars, however presenting employees are given strict instructions regarding the health claims that can be made regarding hibiscus. The net result should be increased brand recognition over a six month time frame. The Company estimates that it will spend approximately 5% percent of its revenues to present at food expos, and use focus groups to help market the best products.

Competition

As a distributor of Hispanic and Ethnic packaged food products the company expects to have a portfolio of products that will not only include beverages. The main competitors of the Company include Goya Foods, Marquez Brothers International, Diaz Foods, La Fe Foods International, Grace Foods, as well as other regional Ethnic Food Distributors. HIDA will focus on selecting brands of All Natural packaged foods. Although some competitors are selling and distributing similar products, they use different packaging options and in particular foods that have high contents of artificial flavors, colors, and sweeteners as well high sodium contents. For instance, our competitors import the majority of the products they distribute which are made with lower price point raw materials and quality. HIDA will focus on distributing products that focus on the all natural nature of their ingredients as well as look to partner with brands that can manufacture products closer to its U.S. market base.

Employees

Other than our current management team, there are no employees of the Company. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

Board Committees
HIDA has not yet implemented any board committees as of the date of this Prospectus.

Directors

There is no maximum number of directors HIDA is authorized to have. However, in no event may HIDA have less than one director. The company has three members on the Board of Directors and they are: Mr. Fernando “Oswaldo” Leonzo, Mr. Robert Gunther, and Mr. Jerry Gruenbaum.

DESCRIPTION OF PROPERTY

The Company’s current office, which is leased from its Chairman and CEO, is located at 1311 Jackson Avenue, Suite 5D, Long Island City, NY 11101 but will soon seek a larger facility to function as its administrative headquarters.

HIDA management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. HIDA does not presently hold an investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. HIDA’s officers and directors have not been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

The Company’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

We are a development stage company, incorporated on April 15, 2013 and have not started operations pursuant to an exclusive brand distribution agreement entered into with Gran Nevada Beverage, Inc.  See “Description of Business” contained herein.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. If the maximum offering of $500,000 is complete, the Company estimates the funds will last 12 months, however we will require additional capital beyond the proceeds raised in this offering to reach growth objectives.

Our board of directors    is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to begin to start distribution operations is $125,000. We feel if we can raise the maximum amount of the offering, $500,000, the Company will be able to accelerate the implementation of its business strategy. Financing raised to-date has been through friends and family, who also referred us to all three institutional investors. No commissions were paid or are due to be paid on funds raised. As of September 15, 2013, we have raised over $78,000. However, there can be no assurance provided that even if we do raise the maximum from this offering that we will ever get to a level of operations or generate a profit.

Since incorporation, the Company has financed its operations through minimal initial capitalization. As of August 31, 2013 we had $19,209 cash on hand. For the period from April 15, 2013 (inception) to August 31, 2013 we had total expenses of $61,504 which were related to start-up costs.

The Company’s ability to grow its operations is entirely dependent upon the proceeds to be raised in this offering. If HIDA does not raise at least $125,000, it will be unable to establish a base operation, without which it will be unable to begin to generate any revenues in the future. Over $78,000 has been raised to-date. If HIDA does not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. HIDA cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional cap it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

HIDA currently does not own any significant plant or equipment that it would seek to sell in the near future. The Company has no material commitments for capital expenditures as of August 31, 2013.

HIDA management anticipates hiring employees over the next twelve (12) months as needed.    Currently, the Company believes the services provided by its officers and directors appear sufficient at this time.

The Company has not paid for expenses on behalf of any director. Additionally, HIDA believes that this policy shall not materially change within the next twelve months.

The Company has no plans to seek a business combination with another entity in the foreseeable future, however, may entertain strategic acquisitions of food and beverage distributors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,237,500 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Fernando Oswaldo Leonzo, Director - 20 Lindberg Lane New City NY 10956	3,500,000	34%

Common Stock	Robert Gunther, Director - 3536 Daniel Crescent Baldwin NY 11510	600,000	6%

Common Stock	Jerry Gruenbaum, Director - 116 Court St. Suite 707 New Haven CT. 06520	200,000	2%

Common Stock	Trident Merchant Group, Inc- 264 Union Blvd. Totowa, NJ 07512	550,000	5.4%

Common Stock	Michael Gunther - 100 Colt Rd. Submit NJ 07901	3,000,000	29.3%

All Executive Officers and Directors as a group consisting of three individuals		4,300,000	42%

The percent of class is based on 10,237,500 shares of common stock issued and outstanding as of November 30, 2013.

The following table provides the names and addresses of each person who own the outstanding preferred stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Preferred Stock	Fernando Oswaldo Leonzo - 20 Lindberg Lane New City NY 10956	600,000	60%

Preferred Stock	Robert Gunther - 3536 Daniel Crescent Baldwin NY 11510	300,000	30%

Preferred Stock	Jerry Gruenbaum - 116 Court St. Suite 707 New Haven CT. 06520	100,000	10%

All Executive Officers and Directors as a group consisting of three individuals		1,000,000	100%

The percent of class is based on 1,000,000 shares of common stock issued and outstanding as of August 20, 2013.

OFF-BALANCE SHEET ARRANGEMENTS

HIDA does not have any off-balance sheet arrangements.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us during period ending May 31, 2013.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Salary ($)*	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)
Fernando Oswaldo Leonzo Chief Executive officer, Chairman of the Board of Directors For the period ended May 31, 2013 For the period ended August 31, 2013	$0.00 $.0.00	$0.00 $0.00	$0.00 $0.00	None None
Robert Gunther Vice-President, Treasurer, Director For the period ended May 31, 2013 For the period ended August 31, 2013	$0.00 $0.00	$0.00 $0.00	$0.00 $0.00	None None
Jerry Gruenbaum Chief Legal Officer, Secretary, Director For the period ended May 31, 2013 For the period ended August 31, 2013	$0.00 $0.00	$0.00 $0.00	$0.00 $0.00	None None

Compensation Policy. Because we are still in the early stages of formation and development, our directors and officers are not currently receiving any compensation.

Stock Option. Because we are still in the early stages of formation and development, our directors and officers have not received any stock options or freestanding SARs.

Other Compensation – The three individuals shown above, who represent the founders of the Company, received a combined total of 1,000,000 shares of the Company’s Series A Preferred stock, which was valued at its fair market value of $1,000.

Bonuses. To date no bonuses have been granted. Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the executive’s responsibilities with the Company. As the Company continues to grow, more defined bonus programs will be created to attract and retain our employees at all levels.

Stock Option Plans

Our board of directors has not adopted any Stock Option Plans as of the date of this prospectus.

Compensation of Directors

Our Directors have not received monetary compensation since our inception to the date of this prospectus other than reimbursement for expenses incurred in performing their duties.

We currently do not pay any compensation to Directors serving on our Board of Directors.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have employment agreements with any of our employees, however, we intend to enter into employment agreements with members of management as the business grows.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Name	Age	Office	Since
Fernando Oswaldo Leonzo	42	Chief Executive officer, Chairman of the Board of Directors	April 15, 2013 (inception)

Robert Gunther	63	Vice-President, Treasurer, Director	April 15, 2013 (inception)

Jerry Gruenbaum	58	Chief Legal Officer, Secretary, Director	April 15, 2013 (inception)

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director.

Fernando Oswaldo Leonzo

The Chairman and CEO, Mr. Fernando “Oswaldo” Leonzo, is a founder of, and is technically employed by, HIDA since its inception in April of 2013. Mr. “Oswaldo” Leonzo   has over 12 years in the Food and Beverage industry both from the distribution side as well as the brand side. He has also been working with contract manufacturers and suppliers as well as logistics companies for transshipments both in the U.S. and overseas for both Export and Imports- primarily in Latin America. For the past five years Fernando Oswaldo Leonzo has worked for the following companies; Deep River Snacks (NYC Regional Sales Manager), Reeds, Inc. (New York Metropolitan Area Sales Manager), Cheeseworks, Inc. (Sales Director), Presto Food & Beverage, Inc. (President & CEO). Mr. Leonzo is in addition the President of Gran Nevada Beverage, Inc. Her served on the board of directors and founded    Presto Food & Beverage, Inc.    in 2001. Presto’s Hispanic beverage brand, SolMaya, grew from zero to over $2 million in sales. This is primarily why he was selected as a director of HIDA. Previously, he worked for almost a decade in the financial industry, initially as a sales executive with regional financial firms and later for a major clearinghouse on Wall Street. Prior to his financial service industry experience, he successfully operated a business that distributed recorded music to retailers in the U.S., Mexico and Colombia. He received his undergraduate degree (B.A.) in International Studies from New York University (NYU). He currently serves on the board of directors of HIDA.

Robert Gunther

Robert Gunther currently serves as Vice-President and Treasurer. He has 25 years’ experience in manufacturing. For the past four years, he has managed his own sales business specializing in products for apparel and construction. From 1988 to 2008 he was a Sr. Account Executive with Georgia Narrow Fabrics / Premier Narrow Fabrics in New York City. As the one of the firm's producing Account Executives, he generated sales to major accounts including Jockey, Fruit of the Loom, Warner, and VF. The product line included a broad range of knit and woven elastic products. In the mid-80s, he helped develop new apparel customers and manufacturing facilities for Hewlett Manufacturing. From 1971 to 1986, he was vice president at Gunther & Sharfman, a family-owned apparel manufacturing business. He participated in design, merchandising, sales, purchasing and manufacturing. His background includes 25 years of experience managing in purchasing and negotiation contracts for materials. Gunther has a BS from Long Island University.

Jerry Gruenbaum

Jerry Gruenbaum has been a practicing attorney since 1979, specializing in securities, corporate mergers and acquisitions, and international law. He provides legal services to clients throughout the world in corporate financing, hedge funds, public offerings, private placements, and disclosure and regulatory reporting in a wide range of industries including manufacturing, investment banking, broker-dealer, alternative energy, wholesale/retail sales, import-export, e-commerce, advertising, international real estate development, distribution services, and natural resources development. He serves as an Officer and board member for various publicly traded companies. He was the former CEO and a Chairman of Beacon Light Holding Corp., a multinational manufacturing publicly traded company with operations in the United States, Hong Kong and the Netherlands. From 2005 through 2012, he was the CEO and a Chairman of Royal Invest International Corp., a 100 million-euros commercial real estate company publically trading on the Over the Counter and located in the Netherlands. From 1980 through 1983, he worked as a CPA at KPMG and Arthur Anderson. From 2004 to 2011, Mr. Gruenbaum was the CEO and FINOP of First Union Securities - a FINRA member and SEC-licensed securities brokerage firm. From September 1988 through June 1989, he served as the Compliance Director for CIGNA Securities – a FINRA member and SEC-licensed securities firm and a subsidiary of SIGNA Insurance - where he was responsible for over a thousand brokers in over 100 branch offices throughout the United States. Mr. Gruenbaum is no longer affiliated with any securities brokerage firm. He is also a former faculty member of various Colleges and Universities in the United States, where he taught accounting, taxation, business law, and investment curricula. He graduated with a B.S. degree from Brooklyn College - C.U.N.Y; an M.S. degree in Accounting from Northeastern University Graduate School of Professional Accounting; a J.D. degree from Western New England University School of Law; and an LL.M. in Tax Law from the University of Miami School of Law. He is a Master Mason, district committee member of the Boy Scouts of America, lifetime National Eagle Scouts Association member, and a Rotarian.

Board Committees

HIDA has not yet implemented any board committees as of the date of this prospectus.

Employment Agreements

There are currently no employment agreements; however, the Company anticipates entering into employment agreements with key management positions as the Company grows.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in our common stock. This prospectus is a step toward creating a public market for our common stock, which may enhance the liquidity of o shares. However, there can be no assurance that a meaningful trading market will ever develop. HIDA and its management make no representation about the present or future value of its common stock.

As of the date of this prospectus, there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company and other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document we have approximately 10,237,500 shares of common stock outstanding held by 20 shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The Chairman & CEO of HIDA, Mr. Fernando “Oswaldo” Leonzo, owns no shares in GN but is GN’s current President. Mr. Leonzo owns 34% of HIDA. The ownership of GN is as follows: 70% by Olympic Beverage, LLC (solely owned and controlled by Mr. Jose Fidel Cabrera Escobar), 12% Robert Gunther, 16% among four other individuals. Of these individuals only Mr. Gunther owns at least 5% in HIDA. The financial statements of GN are not included because the sole controlling owner (Mr. Jose Fidel Cabrera) has declined to submit them since he has no stake or shares in HIDA and wishes to keep his company GN private. GN will continue to sell its products to some of its customer base- primarily Ethnic Food Distributors in the Northeast and Mid-Atlantic U.S. As a result of Mr. Cabrera’s refusal to permit the GN financials to be included, the Licensing Agreement with GN was terminated and replaced with a non-exclusive Distribution Agreement. All revisions to our S1, as well as our financial statements, reflect this change in the relationship. In regards to the differences in the “expected” revenues generated from our company versus what GN was generating before~~:~~ HIDA expects to sell to a different customer base than the existing GN customer base. HIDA also expects that the expansion of the distribution of GN products will come from states like Texas and California where GN has little to no real current presences.  HIDA will not be encompassing all of GN’s existing business as the two companies will operate separately and will continue to have some different customers.

The current officers and directors of the Company are involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corpora opportunity incurred by an officer or director of HIDA must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

The founder's shares as disclosed herein were sold to our officers and directors in April 2013. The Company believes that the issuance of these shares was exempt from registration pursuant to Section (2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The Founders, Fernando “Oswaldo” Leonzo (Chairman & CEO), Robert Gunther (Treasurer, Director & Vice President), and Jerry Gruenbaum (Secretary and Director) were issued the following Preferred Shares as founders under a consulting agreement, 600,000 Preferred Shares, 300,000 Preferred Shares, and 100,000 Preferred Shares respectively.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

•      The Officer and Director;

•      Any person proposed as a nominee for election as a director;

•      Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•      Any relative or spouse of any of the foregoing persons who have the same home as such person.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is David A. Aronson, CPA, P.A.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Delaware law. Under such provisions, the director, officer, corporate employee or agent who in his/her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted b one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

FINANCIAL STATEMENTS

Hispanica International Delights of America, Inc.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Hispanica International Delights of America, Inc.

We have audited the accompanying balance sheet of Hispanica International Delights of America, Inc., (A Development Stage Company) as of May 31, 2013, and the related statements of operations, stockholders' (deficit) and cash flows for the from inception (April 15, 2013) to May 31, 2013.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hispanica International Delights of America, Inc., (A Development Stage Company) as of May 31, 2013, and results of its operations and its cash flows for the period from inception (April 15, 2013) to May 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
David A. Aronson, CPA. P.A.
North Miami Beach, Florida
August 15, 2013

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Balance Sheet
May 31, 2013
Audited

ASSETS

2013
Current Assets:
Cash and equivalents	$15,200
Total current assets	15,200

$15,200

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued expenses	$2,023
Loan payable - related party	7,500
Total current liabilities	9,523

Commitments

Stockholders' Equity:
Series A Preferred stock, $0.001 par value; 10,000,000 shares authorized,
1,000,000 shares issued and outstanding	1,000
Common stock, $0.001 par value; 100,000,000 shares authorized,
9,200,000 shares issued and outstanding	9,200
Additional paid in capital	35,510
Subscriptions receivable	(13,760)
Deficit accumulated during development stage	(26,273)
5,677

$15,200

The accompanying notes are an integral part of these  financial statements.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Statements of Operations
For the Period From April 15, 2013 (Inception) to May 31, 2013

From April 15, 2013 (Inception) to May 31, 2013

Product sales, net	$-
Cost of goods sold	-
Gross income	-

Expenses:
Professional fees	25,250
Other	1,000
26,250

Net loss before other income and expenses	(26,250)

Other income and (expenses)
Interest expense	(23)
(23)

Net loss	$(26,273)

Basic and diluted loss per share	$(0.00)

Basic and diluted weighted average number
of shares outstanding	6,835,000

The accompanying notes are an integral part of these  financial statements.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Period From April 15, 2013 (Inception) to May 31, 2013

From April 15, 2013 (Inception) to May 31, 2013

Cash flows from operating activities:
Net loss	$(26,273)
Adjustments to reconcile net loss to net cash used
by operating activities:
Accounts payable and accrued expenses	2,023
Series A Preferred stock issued for services	1,000
Common stock issued for services	4,750
Net cash used by operating activities	(18,500)

Cash flows from financing activities:
Proceeds from issuance of common stock	25,200
Proceeds from loan payable - related party	7,500
Stockholder contribution	1,000
Net cash provided by financing activities	33,700

Net increase in cash	15,200
Cash at beginning of period	-
Cash at end of period	$15,200

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these  financial statements.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from April 15, 2013 (Inception) to May 31, 2013

							Accumulated	Equity
					Additional		Deficit During	Total
	Common Stock		Series A Preferred		Paid in	Subscriptions	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage
Balance at - April 15, 2013 (inception)	-	$-	-	$-	$-	$-	$-	$-

Issuance of common shares for cash at $0.002
per share as restated for 1:2 reverse split	5,900,000	5,900	-	-	5,900	-	-	11,800
Issuance of series A preferred shares for
services at $0.001 per share	-	-	1,000,000	1,000	-	-	-	1,000
Issuance of common shares for cash at $0.00572
per share as restated for 1:2 reverse split	3,000,000	3,000	-	-	14,160	-	-	17,160
Issuance of common shares for cash at $0.02376
per share as restated for 1:2 reverse split	200,000	200	-	-	4,550	-	-	4,750
Issuance of common shares for cash at $0.10 per
share as restated for 1:2 reverse split	100,000	100	-	-	9,900	-	-	10,000
Subscriptions receivable	-	-	-	-	-	(13,760)	-	(13,760)
Contribution to additional paid in capital	-	-	-	-	1,000	-	-	1,000
Net loss	-	-	-	-	-	-	(26,273)	(26,273)
Balance - May 31, 2013	9,200,000	9,200	1,000,000	1,000	35,510	(13,760)	(26,273)	5,677

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
May 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Organization

Hispanica International Delights of America, Inc. ("HIDA" or the "Company") was incorporated in Delaware in April 2013. The Company has been in the development stage since inception and has not generated any sales to date. The Company plans to market traditional Hispanic and ethnic food packaged products and will license and/or acquire existing brands and distributors of Hispanic products.

Revenue Recognition
In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered or services are performed. Provision for sales returns are estimated based on the Company's historical return experience. Revenue is presented net of returns.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information
The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting". The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share
Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period. Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock. There were no common stock equivalents at May 31, 2013.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
May 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation
The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
May 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Pronouncements
There are no recent accounting pronouncements that apply to the Company.

Note 2. LOAN PAYABLE - RELATED PARTY

During the year ended May 31, 2013 a corporation under common ownership and management advanced the Company $7,500 to pay for certain expenses. The loan bears interest at 3%. Principal and accrued interest are due on August 31, 2013. Any amounts remaining unpaid after that date will bear interest at 12%.

Note 3. STOCKHOLDERS' EQUITY

In August 2013, the Company authorized a 1:2 reverse split (Note 7). Consequently, the shares that were issued and outstanding at May 31, 2013 have been restated to reflect the effect of the reverse split.

The Company has authorized 100,000,000 shares of common stock with a par value of $0.001 per share. At May 31, 2013, 9,200,000 shares of common stock, as restated to reflect the August 2013 1:2 reverse split (Note 7), were issued and outstanding.

The Company has authorized 10,000,000 shares of Series A preferred stock with a par value of $0.001 per share. At May 31, 2013 1,000,000 shares of common stock were issued and outstanding. These shares can vote on all matters on a 50 votes per one share basis.

In April 2013, the Company issued 5,900,000 shares of common stock at par value, or $0.002 per share.

In April 2013, the Company issued 1,000,000 shares of Series A preferred stock at par value, or $0.001 per share to the founders of the Company for services provided to the Company.

In May 2013, the Company issued 3,000,000 shares of common stock at $0.00572 per share.

In May 2013, the Company issued 200,000 shares of common stock at $0.02376 per share for services provided to the Company.

In May 2013, the Company issued 100,000 shares of common stock at $0.10 per share.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
May 31, 2013

Note 4. COMMITMENTS AND CONTINGENCIES

The Company currently leases its offices on a month to month basis from the Company's President and stockholder for $500 per month.

Rent expense for the two months ended May 31, 2013 totaled $1,000 and was capitalized as additional paid-in capital.

Note 5. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	15%
Effect of operating losses	(15)%
0%

As of May 31, 2013, the Company has a net operating loss carryforward of approximately $22,000. This loss will be available to offset future taxable income. If not used, this carryforward will begin to expire in 2033. The deferred tax asset relating to the operating loss carryforward has been fully reserved at May 31, 2013. The principal difference between the operating loss for income tax purposes and reporting purposes is stock issued for services.

Note 6. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from April 15, 2013 (inception) to May 31, 2013, the Company incurred a net loss of approximately $26,000. In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern. To meet its cash needs, management expects to raise capital through a private placement offering. In the event that this funding does not materialize, certain stockholders have agreed, orally, to loan, on a non-interest bearing demand basis, sufficient funds to maintain the Company's operations for the next 12 months.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
May 31, 2013

Note 6. BASIS OF REPORTING (continued)

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 7. SUBSEQUENT EVENTS

In June 2013, the Company issued 525,000 pre-split shares of its common stock for $26,250, or $0.05 per share.

In July 2013, the Company issued 300,000 pre-split shares of its common stock for $15,000, or $0.05 per share.

In August 2013, the Company issued 1,250,000 pre-split shares of its common stock for services provided to the Company at $0.016 per share, or $20,000.

On August 1, 2013, in a special meeting, the Company's Board of Directors approved a 1:2 reverse stock split of the Company's common stock.

In October 2013, the Company signed a distribution agreement with Gran Nevada Beverage, Inc. (Gran Nevada), a related party through common ownership and management. The agreement provides the Company with the right to sell and distribute Gran Nevada's beverages in Texas and California with purchase prices at the then applicable wholesale prices charged to Gran Nevada's distributors. The agreement is for an initial term of five years with automatic renewals of successive five year terms unless terminated.

FINANCIAL STATEMENTS

Hispanica International Delights of America, Inc.

INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS

Financial Statements

Balance Sheets	F-11

Statements of Operations	F-12

Statements of Cash Flows	F-13

Statement of Changes in Stockholders' Equity	F-14

Notes to Financial Statements	F-15 - F-19

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Balance Sheets
August 31, 2013 and May 31, 2013

ASSETS
	August 31,	May 31,
	2013	2013
	(Unaudited)
Current Assets:
Cash and equivalents	$19,209	$15,200
Inventory	28,480	-
Total current assets	47,689	15,200

Equipment, net	-	-

	$47,689	$15,200

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued expenses	$783	2,023
Loan payable - related party		7,500
Total current liabilities	783	9,523

Commitments

Stockholders' Equity:
Series A Preferred stock, $0.001 par value; 10,000,000 shares authorized,
1,000,000 issued and outstanding	1,000	1,000
Common stock, $0.001 par value; 100,000,000 shares authorized,
10,237,500 and 9,200,000 shares issued and outstanding, respectively	10,238	9,200
Additional paid in capital	97,222	35,510
Subscriptions receivable	(50)	(13,760)
Deficit accumulated during development stage	(61,504)	(26,273)
	46,906	5,677

	$47,689	$15,200

See accompanying summary of notes to unaudited condensed financial statements.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Condensed Statements of Operations
For the Three Months Ended August 31, 2013 and for the Period
From April 15, 2013 (Inception) to August 31, 2013

	From April 15, 2013 (Inception) to August 31, 2013	2013

Product sales, net	$-	$-
Cost of goods sold	-	-
Gross income	-	-

Expenses:
Professional fees	58,250	33,000
Other	3,222	2,222
	61,472	35,222

Net loss before other income and expenses	(61,472)	(35,222)

Other income and (expenses)
Interest income	-	-
Interest expense	(32)	(9)
Provision for income taxes	-	-
	(32)	(9)

Net loss	$(61,504)	$(35,231)

Basic and diluted loss per share	$(0.01)	$(0.00)

Basic and diluted weighted average number
of shares outstanding	8,739,095	9,309,553

See accompanying summary of notes to unaudited condensed financial statements.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
For the Three Months Ended August 31, 2013 and for the Period
From April 15, 2013 (Inception) to August 31, 2013

	From April 15, 2013 (Inception) to August 31, 2013	2013

Cash flows from operating activities:
Net loss	$(61,504)	$(35,231)
Adjustments to reconcile net loss to net cash used
by operating activities:
Inventory	(28,480)	(28,480)
Accounts payable and accrued expenses	783	(1,240)
Series A Preferred stock issued for services	1,000	-
Common stock issued for services	26,000	21,250
Net cash used by operating activities	(62,201)	(43,701)

Cash flows from financing activities:
Proceeds from issuance of common stock	78,910	53,710
Proceeds from loan payable - related party	-	(7,500)
Stockholder contribution	2,500	1,500
Net cash provided by financing activities	81,410	47,710

Net increase in cash	19,209	4,009
Cash at beginning of period	-	15,200
Cash at end of period	$19,209	$19,209

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying summary of notes to unaudited condensed financial statements.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from April 15, 2013 (Inception) to August 31, 2013

							Accumulated
					Additional		Deficit	Total
	Common Stock		Series A Preferred		Paid in	Subscriptions	During the	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Development Stage	Equity
Balance at - April 15, 2013 (inception)	-	$-	-	$-	$-	$-	$-	$-

Issuance of common shares for cash at $0.002
per share as restated for 1:2 reverse split	5,900,000	5,900	-	-	5,900	-	-	11,800
Issuance of series A preferred shares for
services at $0.001 per share	-	-	1,000,000	1,000	-	-	-	1,000
Issuance of common shares for cash at $0.00572
per share as restated for 1:2 reverse split	3,000,000	3,000	-	-	14,160	-	-	17,160
Issuance of common shares for cash at $0.02376
per share as restated for 1:2 reverse split	200,000	200	-	-	4,550	-	-	4,750
Issuance of common shares for cash at $0.10 per
share as restated for 1:2 reverse split	100,000	100	-	-	9,900	-	-	10,000
Subscriptions receivable	-	-	-	-	-	(13,760)	-	(13,760)
Contribution to additional paid in capital	-	-	-	-	1,000	-	-	1,000
Net loss	-	-	-	-	-	-	(26,273)	(26,273)
Balance - May 31, 2013	9,200,000	9,200	1,000,000	1,000	35,510	(13,760)	(26,273)	5,677

Issuance of common shares for cash at $0.10
per share as restated for 1:2 reverse split	50,000	50	-	-	4,950	-	-	5,000
Payment of subscription receivable	-	-	-	-	-	10,000	-	10,000
Issuance of common shares for cash at $0.10
per share as restated for 1:2 reverse split	50,000	50	-	-	4,950	-	-	5,000
Issuance of common shares for cash at $0.10
per share as restated for 1:2 reverse split	150,000	150	-	-	14,850	-	-	15,000
Issuance of common shares for services at $0.10
per share as restated for 1:2 reverse split	12,500	13	-	-	1,237	-	-	1,250
Payment of subscription receivable	-	-	-	-	-	2,160	-	2,160
Payment of subscription receivable	-	-	-	-	-	500	-	500
Issuance of common shares for cash at $0.10
per share as restated for 1:2 reverse split	150,000	150	-	-	14,850	-	-	15,000
Payment of subscription receivable	-	-	-	-	-	500	-	500
Payment of subscription receivable	-	-	-	-	-	500	-	500
Payment of subscription receivable	-	-	-	-	-	50	-	50
Issuance of common shares for services at $0.032
per share	350,000	350	-	-	10,850	-	-	11,200
Issuance of common shares for services at $0.032
per share	125,000	125	-	-	3,875	-	-	4,000
Issuance of common shares for services at $0.032
per share	125,000	125	-	-	3,875	-	-	4,000
Issuance of common shares for services at $0.032
per share	25,000	25	-	-	775	-	-	800
Contribution to additional paid in capital	-	-	-	-	1,500	-	-	1,500
Net loss	-	-	-	-	-	-	(34,981)	(34,981)
Balance - August 31, 2013	10,237,500	$10,238	1,000,000	$1,000	$97,222	$(50)	$(61,504)	$46,906

See accompanying summary of notes to unaudited condensed financial statements.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
August 31, 2013

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Hispanica International Delights of America, Inc. ("HIDA" or the "Company") was incorporated in Delaware in April 2013.  The Company has been in the development stage since inception and has not generated any sales to date.  The Company plans to market traditional Hispanic and ethnic food packaged products and will license and/or acquire existing brands and distributors of Hispanic products..  The Company intends to purchase overstocked inventory items from manufacturers and retailers and offer them to the public at discounted prices.

Revenue Recognition
In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Revenue will be recognized at the time the product is delivered or services are performed.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue will be presented net of returns.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information
The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting".  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share
Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at August 31, 2013.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
August 31, 2013

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation
The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At August 31, 2013 cash equivalents were $544.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
August 31, 2013

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments
Pursuant to ASC No. 820. "Fair Value Measurement and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of August 31, 2013. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Recent Pronouncements
There are no recent accounting pronouncements that apply to the Company.

Note 2.  INVENTORY

Inventory consists of raw materials and packaging.  Inventory is valued at the lower of cost or market.  HIDA determines cost using the first-in, first-out method of accounting.  Inventory consisted of the following at August 31, 2013 and May 31, 2013:

	August 31, 2013	May 31, 2013

Packaging	$17,655	$-
Flavors	10,825	-
Total Inventory	$28,480	$-

Note 3.  STOCKHOLDERS' EQUITY

In August 2013, the Company authorized a 1:2 reverse split (Note 7).  Consequently, the shares that were issued and outstanding at July 31, 2013 have been restated to reflect the effect of the reverse split.

The Company has authorized 100,000,000 shares of common stock with a par value of $0.001 per share.  At August 31, 2013, 10,237,500 shares of common stock, as restated to reflect the August 2013 1:2 reverse split (Note 7), were issued and outstanding.

The Company has authorized 10,000,000 shares of Series A preferred stock with a par value of $0.001 per share.  At May 31, 2013 1,000,000 shares of common stock were issued and outstanding.  These shares can vote on all matters on a 50 votes per one share basis.

In April 2013, the Company issued 5,900,000 shares of common stock at par value, or $0.002 per share.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
August 31, 2013

Note 3.  STOCKHOLDERS' EQUITY (continued)

In April 2013, the Company issued 1,000,000 shares of Series A preferred stock at par value, or $0.001 per share to the founders of the Company for services provided to the Company.

In May 2013, the Company issued 3,000,000 shares of common stock at $0.00572 per share.

In May 2013, the Company issued 200,000 shares of common stock at $0.02376 per share for services provided to the Company.

In May 2013, the Company issued 100,000 shares of common stock at $0.10 per share.

In June 2013, the Company issued 250,000 shares of common stock at $0.10 per share.

In June 2013, the Company issued 12,500 shares of common stock at $0.10 per share to an individual for services provided to the Company.

In July 2013, the Company issued 150,000 shares of common stock at $0.10 per share.

In August 2013, the Company issued 625,000 shares of common stock at $0.032 per share for services provided to the Company.

Note 4.  COMMITMENTS AND CONTINGENCIES

The Company currently leases its offices on a month to month basis from the Company's President and stockholder for $500 per month.

Rent expense for the three months ended August 31, 2013 totaled $1,500 and was capitalized as additional paid-in capital.

Hispanica International Delights of America, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
August 31, 2013

Note 5.  INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	25%
Effect of operating losses	(25)%
0%

As of August 31, 2013, the Company has a net operating loss carryforward of approximately $36,000.  This loss will be available to offset future taxable income.  If not used, this carryforward will begin to expire in 2033. The deferred tax asset relating to the operating loss carryforward has been fully reserved at August 31, 2013.

Note 6.  BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from April 15, 2013 (inception) to August 31, 2013, the Company incurred a net loss of approximately $62,000.  In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern.  To meet its cash needs, management expects to raise capital through a private placement offering.  In the event that this funding does not materialize, certain stockholders have agreed, orally, to loan, on a non-interest bearing demand basis, sufficient funds to maintain the Company's operations for the next 12 months.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 7.  SUBSEQUENT EVENTS

In October 2013, the Company signed a distribution agreement with Gran Nevada Beverage, Inc. (Gran Nevada), a related party through common ownership and management.  The agreement provides the Company with the right to sell and distribute Gran Nevada's beverages in Texas and California with purchase prices at the then applicable wholesale prices charged to Gran Nevada's distributors.  The agreement is for an initial term of five years with automatic renewals of successive five year terms unless terminated.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS INDEMNIFICATION OF DIRECTORS AND OFFICERS

Hispanica International Delights of America, Inc. Bylaws provide for the indemnification of present or former directors or officers. HIDA indemnifies any director, officer, employee or agent who successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by officers and directors. Delaware law also provides for discretionary indemnification for each person who serves as or at HIDA request as an officer or director.HIDA may indemnify individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual musthave conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, HIDA best interests. In a criminal action, he must not have had a reasonable cause to belie his conduct was unlawful.

Delaware Law

Pursuant to the provisions of Delaware Statutes, HIDA shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in amanner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation,partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by HIDA in connection with the sale of the common stock being registered. HIDA has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Accounting	$10,000
SEC Electronic Filing	$3,500
Transfer Agent	$1,500
Total	$15,000

RECENT SALES OF UNREGISTERED SECURITIES

From inception, the Company issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

The Company has authorized 100,000,000 shares of common stock with a par value of $0.001 per share. As ofNovember 15, 2013, 10,237,500 shares of common stock were issued and outstanding.

The Company has authorized 10,000,000  shares of Series A preferred  stock with a par value of $0.001 per share. As of October 14, 2013, 1,000,000 shares of common stock were issued an outstanding. These shares can vote on all matters on a 50 votes per one share basis.

In April 2013, we sold a total of 11,800,000 shares of our common stock to twelve investors at $0.001per share for total proceeds of $11,800. We relied on the exemption provided by Section 4(a)(2) of theSecurities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

In April 2013, we issued 1,000,000 shares of our Series A preferred stock at par value, or $0.001 per share to our three founders for services provided to the Company.We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

In May 2013, we sold a total of 6,000,000 shares of our common stock to one investor at $0.00286 per share for total proceeds of $17,160.  We relied on the exemption provided by Section 4(a)(2) of theSecurities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

In May 2013, we issued 400,000 shares of common stock to one investor at $0.01188 per share for services provided to the Company.  We relied on the exemption provided by Section 4(a)(2) of theSecurities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

In May 2013, we sold a total of 200,000 shares of our common stock to one investor at $.05 per share for total proceeds of $10,000.We relied on the exemption provided by Section 4(a)(2) of theSecurities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

In June 2013, we sold a total of 500,000 shares of our common stock to three investors at $0.05 for a total of $25,000.We relied on the exemption provided by Section 4(a)(2) of theSecurities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

In June 2013, we sold a total of 25,000 shares of common stock to one investor at $0.05 per share for services provided to the company. We relied on the exemption provided by Section 4(a)(2) of theSecurities Act of 1933 to make the offering in as much as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

In July 2013, we sold a total of 300,000 shares of our common stock to  one investor at $0.05per share for total proceeds of $15,000. We relied on the exemption provided by Section 4(a)(2) of theSecurities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

On August  1, 2013 we have a pre-split 19,225,000 shares outstanding, which became post-split 9,612,500 shares outstanding.

On August 15 2013, we sold a total of 625,000 shares of our common stock to four investors at $0.032 per share for services provided to the company. This increased the total shares outstanding to 10,237,500.We relied on the exemption provided by Section 4(a)(2) of theSecurities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer.

INDEX OF EXHIBITS

Description

3.1*	Articles of Incorporation filed on April 15, 2013
3.2*	Certificate of Designation
3.3*	By-laws adopted on September 8, 2013
5.1	Opinion of Counsel
10.1*	Exclusive License Agreement
10.2*	Termination Letter
10.3*	Distribution Agreement
10.4*	Promissory Note
23.1	Consent of David Aronson CPA, PA
23.2	Consent of Joseph R Sanchez, Attorney (see exhibit 5.1)

*Incorporated by reference to the Registration Statement on Form S-1/A, previously filed with the SEC on October 15, 2013

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)        Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)      Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such info the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of itscounsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in theregistration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offeringof securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed inreliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Long Island City, State of New York on October 15, 2013.

Hispanica International Delights of America, Inc.

By: /s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer, Chairman of the Board of Directors

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on November 15, 2013:

Signature	Title

/s/ Fernando Oswaldo Leonzo	Chief Executive Officer, Chairman of the Board of
Fernando Oswaldo Leonzo	Directors, Principal Executive Officer,

/s/ Robert Gunther	Vice-President, Treasurer, Director
Robert Gunther	Principal Financial Officer and Principal Accounting Officer

/s/ Jerry Gruenbaum	Chief Legal Officer, Secretary, Director
Jerry Gruenbaum